Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333- 236202) of Inovio Pharmaceuticals, Inc.,
2.Registration Statement (Form S-3 No. 333- 237172) of Inovio Pharmaceuticals, Inc.,
3.Registration Statement (Form S-3 No. 333- 252256) of Inovio Pharmaceuticals, Inc.,
4.Registration Statement (Form S-8 No.333-161559) pertaining to Inovio Biomedical Corporation 2007 Omnibus Incentive Plan,
5.Registration Statement (Form S-8 Nos. 333-166906, 333-174353, 333-181532, 333-192318, 333-196325, 333-209155, and 333-216061) pertaining to Inovio Pharmaceuticals, Inc’s 2007 Omnibus Incentive Plan,
6.Registration Statement (Form S-8 Nos. 333-216059, 333-223776, 333-230337, and 333-231872) Inovio Pharmaceutical, Inc.’s 2016 Omnibus Incentive Plan, and
7.Registration Statement (Form S-8 No. 333-236201) Inovio Pharmaceutical, Inc.’s 2016 Omnibus Incentive Plan, as amended of our reports dated March 1, 2022, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Inovio Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Inovio Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Diego, California
March 1, 2022